Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MediciNova, Inc.

La Jolla, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267094, 333-252592 and 333-233201) and Form S-8 (No. 333-264938, 333-232239, 333-219491, 333-190490, 333-151808, 333-141694 and 333-122665) of MediciNova, Inc. of our report dated February 16, 2023, relating to the consolidated financial statements, which appears in this Form 10-K/A.

/s/ BDO USA, LLP

San Diego, California

March 28, 2023